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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated November 10, 2000 (except with respect to the matter discussed in Note 6 of the consolidated financial statements, as to which the date is December 15, 2000). It should be noted that we have not audited any financial statements of the company subsequent to September 30, 2000 or performed any audit procedures subsequent to the date of our report.

                                        /s/  ARTHUR ANDERSEN LLP


Hartford, Connecticut
December 28, 2000